As filed with the Securities and Exchange Commission on January 18, 2022

Registration No. 333-258940

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CARDIOL THERAPEUTICS INC. (Exact name of Registrant as specified in its charter)
Ontario, Canada (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification No.)
602-2265 Upper Middle Road East Oakville, Ontario Canada (Address of Principal Executive Offices)	L6H 0G5 (Zip Code)

AMENDED AND RESTATED EQUITY COMPENSATION PLAN

OMNIBUS EQUITY INCENTIVE PLAN

(Full title of the plan)

C T Corporation System

1015 15th Street N.W., Suite 1000

Washington, D.C., 20005

(Name and address of agent for service)

(202) 572-3111

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act of 1933, as amended. ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (this “Post-Effective Amendment”) to the Registration Statement on Form S-8 (Registration No. 333-258940) (the “Original Filing”) filed by Cardiol Therapeutics Inc. (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) on August 19, 2021 is being filed solely to correct a clerical error appearing on the signature page of the authorized representative. Except as described herein, this Post-Effective Amendment does not update, amend or modify any other information, statement or disclosure contained in the Original Filing.

PART II — INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit No.	Description

4.1	Articles of Incorporation of Cardiol Therapeutics Inc. (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-8 (Registration No. 333-258940) filed on August 19, 2021).
4.2	Articles of Amendment of Cardiol Therapeutics Inc. (February 13, 2017) (incorporated herein by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-8 (Registration No. 333-258940) filed on August 19, 2021).
4.3	Articles of Amendment of Cardiol Therapeutics Inc. (August 29, 2018) (incorporated herein by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form S-8 (Registration No. 333-258940) filed on August 19, 2021).
4.4	By Law No.1 of Cardiol Therapeutics Inc. (incorporated herein by reference to Exhibit 4.4 to the Registrant’s Registration Statement on Form S-8 (Registration No. 333-258940) filed on August 19, 2021).
4.5	Amended and Restated Equity Compensation Plan (incorporated herein by reference to Exhibit 4.5 to the Registrant’s Registration Statement on Form S-8 (Registration No. 333-258940) filed on August 19, 2021).
4.6	Omnibus Equity Incentive Plan (incorporated herein by reference to Exhibit 4.6 to the Registrant’s Registration Statement on Form S-8 (Registration No. 333-258940) filed on August 19, 2021).
5.1	Opinion of Borden Ladner Gervais LLP (incorporated herein by reference to Exhibit 5.1 to the Registrant’s Registration Statement on Form S-8 (Registration No. 333-258940) filed on August 19, 2021).
23.1	Consent of Borden Ladner Gervais LLP (incorporated herein by reference to Exhibit 23.1 to the Registrant’s Registration Statement on Form S-8 (Registration No. 333-258940) filed on August 19, 2021).
23.2	Consent of BDO Canada LLP (incorporated herein by reference to Exhibit 23.2 to the Registrant’s Registration Statement on Form S-8 (Registration No. 333-258940) filed on August 19, 2021).
24.1	Powers of Attorney (contained in the signature page of the Registrant’s Registration Statement on Form S-8 (Registration No. 333-258940) filed on August 19, 2021).

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Canada, on January 18, 2022.

CARDIOL THERAPEUTICS INC.

By:	/s/ David Elsley
Name: David Elsley
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment has been signed by the following persons in the capacities indicated on January 18, 2022.

Signature	Title

/s/ David Elsley	Chief Executive Officer and Director
David Elsley	(principal executive officer)

*	Chief Financial Officer
Chris Waddick	(principal financial and accounting officer)

*	Director, Chair
Guillermo Torre-Amione

*	Director
Peter Pekos

*	Director
Colin G. Stott

*	Director
Iain Chalmers

/s/ Michael J. Willner	Director
Michael J. Willner

*By:	/s/ David Elsley
David Elsley
Attorney-in-Fact

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this Post-Effective Amendment, solely in its capacity as duly authorized representative of Cardiol Therapeutics Inc. in the United States, on January 18, 2022.

PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director